                                         EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-271814 on Form S-3 and Registration Statement Nos. 333-231523, 333-233710, 333-239277, 333-258577, 333-264273, 333-270067, 333-276494, 333-278933, 333-280406, 333-282121, and 333-291254 on Form S-8 of our reports dated February 25, 2026, relating to the financial statements of CareDx, Inc. and the effectiveness of CareDx, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
San Francisco, California
February 25, 2026